As filed with the Securities and Exchange Commission on November 4, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALTRICS INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	7372	47-1754215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	333 West River Park Drive Provo, Utah 84604 385-203-4999
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Zig Serafin
Chief Executive Officer
Qualtrics International Inc.
333 West River Park Drive
Provo, Utah 84604
385-203-4999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anthony J. McCusker	Blake Tierney	Daniel Mitz	Dave Peinsipp
Bradley C. Weber	General Counsel	Richard Alsop	Kristin VanderPas
Erica D. Kassman	Qualtrics International Inc.	Kristina Trauger	Charles S. Kim
Goodwin Procter LLP	333 West River Park Drive	Shearman & Sterling LLP	Denny Won
601 Marshall Street	Provo, Utah 84604	599 Lexington Avenue	Cooley LLP
Redwood City, California 94063	385-203-4999	New York, New York 10022	3 Embarcadero Center, 20th Floor
650-752-3100		212-848-4000	San Francisco, California 94111
415-693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260684
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	2,676,334	$42.00	$112,406,028	$10,421
(1)Represents only the additional number of shares being registered and includes shares of Class A common stock issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-260684).
(2)Based on the public offering price per share.
(3)The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $1,143,576,768 on a registration statement on Form S-1, as amended (File No. 333-260684), which was declared effective by the Securities and Exchange Commission on November 4, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $112,406,028 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

Explanatory note and incorporation by reference
Qualtrics International Inc., a Delaware corporation, or the registrant, is filing this registration statement with the Securities and Exchange Commission, or the SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of the securities contemplated by the registration statement on Form S-1, as amended (File No. 333-260684), or the Prior Registration Statement, which the SEC declared effective on November 4, 2021. This registration statement incorporates by reference the contents of the Prior Registration Statement, including all exhibits thereto.
The registrant is filing this registration statement for the sole purpose of increasing by 2,676,334 shares the number of shares of its Class A common stock, par value $0.0001 per share, to be registered for sale, including shares which may be sold by the registrant upon the exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table set forth in the Prior Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
________________
*    Previously filed on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-260684) filed with the Securities and Exchange Commission on November 2, 2021 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Provo, Utah, on this 4th day of November, 2021.

QUALTRICS INTERNATIONAL INC.

By:	/s/ Blake Tierney
Name: Blake Tierney
Title: General Counsel
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zig Serafin	Chief Executive	November 4, 2021
Zig Serafin	Officer(Principal Executive Officer) and Director

/s/ Rob Bachman	Chief Financial Officer	November 4, 2021
Rob Bachman	(Principal Financial and Accounting Officer)

*	Founder, Executive Chair and Director	November 4, 2021
Ryan Smith

*	Director	November 4, 2021
Egon Durban

*	Director	November 4, 2021
Sindhu Gangadharan

*	Director	November 4, 2021
Christian Klein

*	Director	November 4, 2021
Luka Mucic

*	Director	November 4, 2021
Donald J. Paoni

*	Director	November 4, 2021
Scott Russell

*	Director	November 4, 2021
Kelly Steckelberg

*By	/s/ Blake Tierney
Blake Tierney
Attorney-in-Fact